EX-28.g.2.r

DFA INVESTMENT DIMENSIONS GROUP INC.

CUSTODIAN AGREEMENT

ADDENDUM NUMBER 18

THIS ADDENDUM is made as of the     day of             2011, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”) and The Bank of New York Mellon (successor by assignment to PFPC TRUST COMPANY) (“BNY Mellon”).

W I T N E S S E T H :

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained BNY Mellon to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, is in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that the Fund may, from time to time, issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and BNY Mellon; and

WHEREAS, BNY Mellon presently provides certain custodian services to certain of the existing series of the Fund, and has agreed to provide such services to three (3) new series of the Fund, designated as: Dimensional Retirement Equity Fund II, Dimensional Retirement Fixed Income Fund I and Dimensional Retirement Fixed Income Fund II, which are listed on Schedule A, attached hereto; and

WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those series set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated             , 2011” which is attached hereto, shall be “Covered Portfolios” under the Agreement.

2. The fee schedules of BNY Mellon applicable to the Covered Portfolios shall be as agreed to in writing, from time to time by the Fund and BNY Mellon.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be             , 2011.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number 18 to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:

Name:

Title:

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

SCHEDULE A

PORTFOLIOS OF DFA INVESTMENT DIMENSIONS GROUP INC.

AMENDED AND RESTATED             , 2011

LWAS/DFA International High Book to Market Portfolio

Continental Small Company Portfolio

DFA California Short-Term Municipal Bond Portfolio

DFA Short-Term Government Portfolio (formerly DFA Five-Year Government Portfolio)

DFA Inflation-Protected Securities Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA One-Year Fixed Income Portfolio

DFA Real Estate Securities Portfolio

DFA Short-Term Municipal Bond Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Portfolio

Emerging Markets Small Cap Portfolio

Emerging Markets Value Portfolio

Enhanced U.S. Large Company Portfolio

International Small Company Portfolio

Japanese Small Company Portfolio

Asia Pacific Small Company Portfolio

T.A. U.S. Core Equity 2 Portfolio

Tax-Managed U.S. Targeted Value Portfolio (formerly Tax Managed U.S. Small Cap Value Portfolio)

Tax-Managed U.S. Equity Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

U.S. Vector Equity Portfolio

U.S. Large Cap Value Portfolio

U.S. Micro Cap Portfolio

U.S. Small Cap Portfolio

U.S. Small Cap Value Portfolio

U.S. Targeted Value Portfolio (formerly, U.S. Small XM Value Portfolio)

United Kingdom Small Company Portfolio

VA U.S. Large Value Portfolio (formerly, VA Large Value Portfolio)

VA Short-Term Fixed Portfolio

VA U.S. Targeted Value Portfolio (formerly, VA Small Value Portfolio)

U.S. Social Core Equity 2 Portfolio

CSTG&E U.S. Social Core Equity 2 Portfolio

U.S. Sustainability Core 1 Portfolio

DFA Global Real Estate Securities Portfolio

DFA California Intermediate-Term Municipal Bond Portfolio

DFA Investment Grade Portfolio

Dimensional Retirement Equity Fund II

Dimensional Retirement Fixed Income Fund I

Dimensional Retirement Fixed Income Fund II